EXHIBIT 99.1

BIOLASE APPOINTS RICHARD HARRISON AS CHIEF FINANCIAL OFFICER

SAN CLEMENTE, Calif., December 12 — BIOLASE Technology, Inc. (NASDAQ: BLTI), a medical technology company that develops, manufactures and markets lasers and related products focused on technologies for improved applications and procedures in dentistry and medicine, announced today the appointment of Richard L. Harrison as Executive Vice President, Chief Financial Officer and Secretary.

Mr. Harrison brings more than 17 years of management experience in medical device companies, including 10 years as a public company CFO. With extensive experience in accounting practices, SEC compliance and reporting, investor relations, strategic business planning, mergers and acquisitions, cost containment initiatives and managing company growth, Richard will add to BIOLASE’s leadership bandwidth. Mr. Harrison was most recently CFO of Interpore Cross International, a $70 million public medical device company in Irvine, CA. His ten-year tenure as CFO of Interpore culminated in a successful $260 million sale to Biomet, Inc. in June 2004.

“We are very pleased that Rich has joined the BIOLASE management team,” commented Robert E. Grant, President and CEO. “With his financial management, operational discipline and leadership skills combined with his experience in cost containment, compliance and technical matters, we believe Rich will contribute significantly to BIOLASE’s future financial performance.”

Mr. Harrison will be responsible for all administrative functions including, accounting & finance, human resources and information technology. In addition, he will oversee the Company’s Sarbanes-Oxley compliance as well as the important cost containment initiatives described in the Company’s recent earnings conference call. Mr. Harrison is a certified public accountant and earned a BA in Business Administration from Towson University and an MBA from Loyola College in Maryland.

Richard replaces John W. Hohener, who has resigned for personal reasons. “John has been a valuable asset to BIOLASE during this past year,” commented Mr. Grant. “As we look forward to returning to profitability, we will build on the hard work accomplished during John’s tenure. He led the successful completion of the Company’s delayed filings, developed corporate infrastructure and contributed significantly to the Company during this past year. We thank him and wish him the best in his future endeavors.”

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that develops, manufactures and markets lasers and related products focused on technologies for improved applications and procedures in dentistry and medicine. The Company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase® system, is the best selling dental laser system. The Waterlase® system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The Company also offers the LaserSmile™ system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Robert E. Grant, President & CEO; Richard L. Harrison, Executive Vice President and CFO; or Scott Jorgensen, Director of Finance & Investor Relations, of BIOLASE Technology, Inc., +1-949-361-1200.